UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 4, 2024

The Eastern Company

(Exact Name of Registrant as Specified in Charter)

Connecticut	001-35383	06-0330020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Enterprise Drive, Suite 408, Shelton, Connecticut 06484

(Address of Principal Executive Offices) (Zip Code)

(203) 729-2255

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	EML	NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer

On November 4, 2024 (the “Separation Date”), Mark A. Hernandez resigned as Chief Executive Officer of The Eastern Company (the “Company”), and from service on the Board of Directors of the Company (the “Board”) and all other officer, director, trustee, fiduciary and other positions with the Company and its subsidiaries and affiliates, effective as of the Separation Date. Mr. Hernandez’s resignation from service on the Board is not due to any disagreement between Mr. Hernandez and the Company, the Board or management.

In connection with Mr. Hernandez’s resignation, the Company and Mr. Hernandez entered into a Separation Agreement and General Release on the Separation Date (the “Separation Agreement”). Pursuant to the Separation Agreement, the Company has agreed to provide the following severance to Mr. Hernandez: (1) the equivalent of his 2024 base salary of $530,500, payable in substantially equal installments over twelve months following the Separation Date in accordance with the Company’s customary payroll practices and procedures, (2) Mr. Hernandez’s estimated 2024 working capital bonus in the amount of $140,787, payable in a lump sum, (3) immediate vesting of outstanding and unvested performance-based restricted stock unit awards under the Company’s 2020 Stock Incentive Plan with respect to 14,800 underlying shares of Company common stock and delivery of such underlying shares, or the cash equivalent thereof, and (4) a lump sum payment of the equivalent of Mr. Hernandez’s unused vacation pay in the amount of $47,206.48. In consideration of these payments, the Separation Agreement provides for a general release of claims by Mr. Hernandez in favor of the Company and agreements by Mr. Hernandez not to disparage the Company, to protect the Company’s confidential information and, for 12 months following the Separation Date, not to engage in a competing business or solicit customers or employees of the Company.

The foregoing description of the terms of the Separation Agreement is qualified in its entirety by the full text of the Separation Agreement, a copy of which is filed herewith as Exhibit 10.1, and which is incorporated into this Item 5.02 by reference.

Appointment of Chief Executive Officer

On November 4, 2024, the Company appointed Ryan Schroeder to serve as the Company’s Chief Executive Officer, effective November 6, 2024.

Mr. Schroeder, 48, most recently served as CEO at Plaskolite LLC, a manufacturer of engineering thermoplastics, from 2020 through 2023. Prior to that, Mr. Schroeder spent four years as President, Americas for IMI Norgren, a manufacturer of motion and fluid control products, from 2016 to 2020, and prior to joining IMI Norgren, he served in a variety of roles at Parker Hannifin, a diversified manufacturer of motion and control technologies and systems for a variety of mobile, industrial and aerospace markets, from 2004 to 2016, including general manager of the hydraulic valve division, general manager of the hydraulic pump motor division as well as business unit manager, plant manager and  supply chain manager of the company’s hydraulic cylinder division.

There are no arrangements or understanding between Mr. Schroeder and any other persons pursuant to which he was selected as an officer or director. Mr. Schroeder has no family relationships with any of the Company’s directors or executive officers and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement with Ryan Schroeder

In connection with Mr. Schroeder’s appointment as Chief Executive Officer of the Company, the Company has entered into an Employment Agreement with Mr. Schroeder, effective as of November 6, 2024, setting forth certain terms of his employment (the “Employment Agreement”). The Employment Agreement provides for (i) an annual base salary of $475,000, (ii) eligibility to participate in the Company’s Short Term Incentive Plan (“STIP”) with a target equal to 75% of base salary (the “Target Annual Bonus”) based upon the performance of Mr. Schroeder and the performance of the Company and its subsidiaries, as determined by the Compensation Committee of the Board (the “Compensation Committee”), in accordance with the Company’s STIP for senior executives of the Company in place at the time, and (iii) eligibility to receive a grant of long-term incentive compensation under the Company’s Long Term Incentive Plan (“LTIP”) with a target equal to 75% of base salary, payable based on the performance of Mr. Schroeder and the performance of the Company and its subsidiaries, as determined by the Compensation Committee, and in accordance with the Company’s LTIP for senior executives of the Company in place at the time, which may be amended by the Compensation Committee from time to time. Mr. Schroeder will also be eligible to participate in the Company’s benefit plans that are generally available for senior executives of the Company from time to time (other than severance plans), in accordance with the terms of those arrangements, and will be entitled to four weeks of vacation per year.

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Pursuant to the Employment Agreement, in the event Mr. Schroeder’s employment is terminated (other than by Mr. Schroeder with “Good Reason” or by the Company without “Cause” (as each such term is defined in the Employment Agreement)), the Company will (i) pay to Mr. Schroeder an amount equal to the portion of his annual base salary at the time of termination earned through the date of termination, (ii) pay to Mr. Schroeder his accrued but unused vacation time in accordance with Company policy, and (iii) reimburse Mr. Schroeder. for expenses incurred through the date of termination. In the event of a termination of Mr. Schroeder’s employment by the Company without Cause or by Mr. Schroeder for Good Reason, the Employment Agreement provides that the Company will, subject to Mr. Schroeder’s entry into (and not revoking) a separation agreement and general release in the time periods provided by in the Employment Agreement, payment of an amount equal to Mr. Schroeder’s annual base salary at the time of termination, to be paid in substantially equal installments over a period of twelve months in accordance with the Company’s customary payroll practices and procedures.

The Employment Agreement also contains, among other things, covenants not to compete with the Company or solicit Company clients or employees for a period of twelve months following separation of employment with the Company, as well as certain customary provisions regarding confidentiality, assignment of work product and other matters.

The foregoing description of the terms of the Employment Agreement is qualified in its entirety by the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.2, and which is incorporated into this Item 5.02 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Separation Agreement between The Eastern Company and Mark A. Hernandez, dated November 4, 2024

10.2	Employment Agreement between The Eastern Company and Ryan Schroeder, effective as of November 6, 2024

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Eastern Company

Date: November 8, 2024	By:	/s/ Nicholas Vlahos
Nicholas Vlahos
Chief Financial Officer

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